Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-54497 on Form S-8, Registration Statement No. 33-54499 on Form S-8, Registration Statement No. 333-34631 on Form S-8, Registration Statement No. 333-75793 on Form S-8, Registration Statement No. 333-89471 on Form S-8, Registration Statement No. 333-36096 on Form S-8, Registration Statement No. 333-73408 on Form S-8, Registration Statement No. 333-97811 on Form S-8, Registration Statement No. 333-33230 on Form S-3/A, Registration Statement No. 333-55252 on Form S-3/A and Registration Statement No. 333-60434 on Form S-3/A, of our reports dated March 19, 2004 (April 2, 2004, as to the third paragraph in Note 10), which reports express an unqualified opinion and include an explanatory paragraph relating to the Company's change in method of accounting for stock-based compensation, appearing in and incorporated by reference in this Annual Report on Form 10-K/A of Lowe's Companies, Inc. for the year ended January 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 13, 2004